[Graphic Omitted]                                            ARABELLA SECURITIES
                                              7800 Shoal Creek Blvd., Suite 100N
                                                                Austin, TX 78757
                                                               Tel: 512.334.4561
                                                               Fax: 512.334.4569
                                                      www.arabellasecurities.com


February 3, 2006

David Collins
675 Bering Drive
Suite 200
Houston, TX 77057

Dear Mr. Collins

     This  letter  is  to  confirm  the  engagement  of  Arabella  Securities
     ("Arabella") on a non-exclusive basis to render financial advisory and investment banking services to Petrosearch Energy Corporation (the "Company") in connection with a best efforts private placement to accredited investors of up to $3,000,000 (the "Financing") of securities, including common stock and warrants.

     I.   In  that  connection,  Arabella  will

          (i) familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition, management and prospects of the Company;

          (ii) develop a list of prospective investors which must be agreed to by the Company;

          (iii) contact prospective investors with regard to the Financing; and

          (iv) assist the Company in any discussions and negotiations with prospective investors and in coordinating the closing of the Financing.

     II. The Company shall have the right, in its sole discretion, to approve the pricing and all other terms of the Financing and to accept or reject any offers or subscriptions by prospective investors.

     III. As compensation for its investment banking services, contingent upon the closing of the Financing, Arabella will receive a placement fee of 5% of the gross proceeds of the Financing, payable immediately upon the closing of the Financing.

     IV. In addition, contingent upon the closing of the Financing, Arabella shall receive warrants to purchase shares of Common Stock of the Company equal to 5% of the total number of shares of Common Stock issued in the Financing at the time of closing of the Financing. The warrants will be exercisable for a period of three (3) years from the issue date and will have an exercise price equal to the exercise price of the warrants issued in the Financing. Arabella shall become a party to any registration rights agreement executed between the Company and the investors in the Financing, which agreement shall provide for piggyback registration rights of the common stock underlying the warrants issued to Arabella on the same terms as apply to the investors.

     V. This engagement shall continue in effect until 4:00 p.m. Central Standard Time on February 6, 2006. The provisions of paragraphs III, IV, VI and VII hereof shall survive for one (1) year following the consummation of the Financing or the termination of this agreement.

     VI. The Company agrees to indemnify and hold Arabella harmless from and against any losses, claims, damages or liabilities (or actions, including security holder actions, in respect thereof) related to or arising out of Arabella's engagement hereunder or its role in connection herewith, and will reimburse Arabella for all reasonable expenses (including reasonable counsel fees) as they are incurred by Arabella in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Arabella is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses, which are finally judicially determined to have resulted


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          primarily  from  the  bad  faith  or gross negligence of Arabella. The
          Company also agrees that Arabella shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses (excluding consequential damages) incurred by the Company that result primarily from the bad faith or gross negligence of Arabella. In the event that the foregoing indemnity is unavailable or insufficient (except by reason of the bad faith or gross negligence of Arabella), then the Company shall contribute to amounts paid or payable by Arabella in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Arabella in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations; provided, however, that in no event shall the amount to be contributed by Arabella exceed the amount of the fee actually received by Arabella. The foregoing shall be in addition to any rights that Arabella or any other indemnified person may have at common law or otherwise and shall extend to and inure to the benefit of any director, officer, employee, agent or controlling person of Arabella.

     VII. The Company agrees to pay Arabella's legal fees in connection with the Financing in an amount not to exceed $5,000.00.

     This agreement may not be amended or modified except in writing signed by both parties hereto and shall be governed by and construed in accordance with the laws of the State of Texas.

     Please confirm that the foregoing is in accordance with your understandings and agreements with Arabella by signing and returning to us the duplicate of this letter enclosed herewith.

Very truly yours,

ARABELLA SECURITIES


By:   /s/  Zachary Landry
      -------------------------------------
      Zachary Landry, Managing Director

Arabella Securities is a dba of Choice Investments, Inc. (Member NASD/SIPC)

CONFIRMED AND AGREED:

Petrosearch Energy Corporation


By:   /s/  David Collins
      -------------------------------------
      David Collins
      Vice President and Chief Financial Officer


Approved by:

CHOICE INVESTMENTS, INC.

By:   /s/  Donald Itzen
      -------------------------------------
      Donald Itzen


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